Exhibit 99.2

             Red Hat Reports Fiscal First Quarter Results

    RALEIGH, N.C.--(BUSINESS WIRE)--June 17, 2004

   93% sequential growth in operating income, 21% sequential growth in deferred revenue, and $30 million in cash flow from operations highlight a strong quarter

    Red Hat, Inc. (Nasdaq:RHAT), the world's premier open source and Linux provider, today announced financial results for the first quarter ended May 31, 2004.
    Revenue for the first quarter of fiscal 2005 was $41.6 million, a sequential increase of 13% compared to $37.0 million in the fourth quarter of fiscal 2004, and a year-over-year increase of 53%.
    For the first quarter of fiscal 2005, the company reported net income of $10.7 million, or $0.05 per share. This represents an increase of 113% over net income of $5.0 million, or $0.03 per share, in the prior quarter, and an increase of 603% over net income in the same quarter a year ago.
    The company generated $30.1 million, or $0.16 per share, in positive cash flow from operations during the first quarter. The company ended the quarter with a cash and investments balance of $964.4 million.
    In the first quarter of fiscal 2005, the company increased its deferred revenue balance to $86.1 million, a sequential increase of $15.2 million, or 21%, as compared to the fourth quarter of fiscal 2004.

    Highlights for the first quarter include:

    -- Sales of subscriptions to Red Hat Enterprise Linux continued to outpace the growth rate of the Intel-based server market, reaching 98,000 subscriptions in the first quarter, a sequential increase of 13%. This is comprised of 75,000 subscriptions sold into the enterprise IT market and 23,000 subscriptions sold into the HPC and hosting markets.

    -- Renewal rates for subscriptions sold to Red Hat Enterprise Linux in prior years remained strong at approximately 85%.

    -- Gross margins increased to record levels, with blended gross margins at 80% and gross margins of Enterprise subscription technologies at 93%.

    -- Operating profit, excluding stock-based compensation, increased to $6.5 million, or 16% of total revenue. This represents a sequential increase of 43% on an adjusted basis and 93% on a GAAP basis, as compared to the fourth quarter of fiscal 2004.

    "Red Hat continued to show consistent execution in the first quarter of fiscal 2005, as evidenced by a strong sequential growth in subscription volumes, gross margins, and operating margins", stated Kevin Thompson, Executive Vice President and Chief Financial Officer. "Cash flow from operations once again remained strong, representing 72% of total revenues in the quarter".

    About Red Hat, Inc.

    Red Hat is the world's premier open source and Linux provider. Red Hat is headquartered in Raleigh, N.C. and has offices worldwide. For investor inquiries, contact Gabriel Szulik at Red Hat, (919) 754-4439. More information about Red Hat is available at www.redhat.com.

    FORWARD-LOOKING STATEMENTS

    Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, management's plans and objectives for future operations and management's assessment of market factors, constitute forward-looking statements which involve risks and uncertainties. These risks and uncertainties include, without limitation, reliance upon strategic relationships, management of growth, the possibility of undetected software errors, the risks of economic downturns generally, and in Red Hat's industry specifically, the risks associated with competition and competitive pricing pressures, the viability of the Internet, and other risks detailed in Red Hat's filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC's Web site at http://www.sec.gov.


                        RED HAT, INC.
            CONSOLIDATED STATEMENTS OF OPERATIONS
          (In thousands - except per share amounts)

                                                Three Months Ended
                                         -----------------------------
                                           May 31,   Feb. 29,  May 31,
                                            2004       2004     2003
                                         -----------------------------
                                                   (Unaudited)
Subscription and services revenue:
  Subscription:
    Enterprise technologies                 $29,868  $23,944  $12,289
    Retail                                      326    1,604    4,462
    Embedded                                    225      309      646
                                         ----------- -------- --------

       Total subscription revenue            30,419   25,857   17,397
                                         ----------- -------- --------
  Services:
    Enterprise technologies                  10,486    9,691    9,039
    Embedded development services               710    1,417      746
                                         ----------- -------- --------

       Total services revenue                11,196   11,108    9,785
                                         ----------- -------- --------

        Total subscription and services
         revenue                             41,615   36,965   27,182
                                         ----------- -------- --------

Cost of subscription and services
 revenue:
  Subscription:
    Enterprise technologies and retail        2,023    2,366    2,974
    Embedded                                     69       69      129
                                         ----------- -------- --------

       Total cost of subscription revenue     2,092    2,435    3,103
                                         ----------- -------- --------
  Services:
    Enterprise technologies                   5,486    5,536    4,865
    Embedded development services               877    1,053      784
                                         ----------- -------- --------

       Total cost of services revenue         6,363    6,589    5,649
                                         ----------- -------- --------

        Total cost of subscription and
         services revenue                     8,455    9,024    8,752
                                         ----------- -------- --------

Gross profit enterprise technologies and
 retail                                      33,171   27,337   17,951
Gross profit embedded                           (11)     604      479
                                         ----------- -------- --------

  Gross profit on enterprise
   technologies, retail and embedded
   revenue                                   33,160   27,941   18,430

Operating expense:
  Sales and marketing                        13,098   11,477    8,752
  Research and development                    7,083    6,677    5,779
  General and administrative                  6,465    5,214    4,059
  Stock-based compensation and
   amortization of intangibles                1,613    2,039      902
                                         ----------- -------- --------

    Total operating expense                  28,259   25,407   19,492
                                         ----------- -------- --------

Income (loss) from operations                 4,901    2,534   (1,062)
Other income (expense), net                   5,773    2,463    2,581
                                         ----------- -------- --------

Net income                                  $10,674   $4,997   $1,519
                                         =========== ======== ========


Net income per share:
  Basic                                       $0.06    $0.03    $0.01
  Diluted                                     $0.05    $0.03    $0.01

Weighted average shares outstanding:
  Basic                                     182,482  178,847  171,146
  Diluted                                   195,633  191,641  180,671




                             RED HAT, INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

ASSETS
                                                 May 31,     Feb. 29,
                                                  2004         2004
                                               ----------- -----------

Assets:
       Cash and investments in debt
        securities                               $964,478    $941,390
       Accounts receivable, net                    34,640      38,346
       Estimated earnings in excess of
        billings                                    5,620       4,326
       Inventory                                    1,044       1,067
       Prepaid expenses and other assets           25,507      25,338
       Property and equipment, net                 30,764      29,448
       Goodwill and identifiable
        intangibles, net                           69,770      69,713
                                               ----------- -----------

                   Total assets                $1,131,823  $1,109,628
                                               =========== ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
       Accounts payable                            $6,417      $7,154
       Accrued expenses                            13,110      15,623
       Deferred revenue                            86,067      70,844
       Deferred lease credits                       5,319       5,359
       Convertible notes                          600,000     600,000
       Other liabilities                            1,159       1,440
                                               ----------- -----------
                   Total liabilities              712,072     700,420
Commitments and contingencies                           -           -
Stockholders' equity:
       Noncontrolling interest in subsidiary          332         360
       Preferred stock                                  -           -
       Common stock                                    18          18
       Additional paid-in capital                 707,004     695,722
       Deferred compensation                       (8,005)     (9,294)
       Accumulated deficit                       (265,732)   (276,406)
       Treasury stock, at cost                     (7,436)     (7,436)
       Accumulated other comprehensive income      (6,430)      6,244
                                               ----------- -----------

                   Total stockholders' equity     419,751     409,208
                                               ----------- -----------

                   Total liabilities and
                    stockholders' equity       $1,131,823  $1,109,628
                                               =========== ===========

Note: Balance sheet as presented above is not classified with regard to GAAP maturities of assets and liabilities.




                             RED HAT, INC.
                           CASH FLOW SUMMARY
                            (In thousands)



                                            Three Months  Three Months
                                                Ended        Ended
                                                May 31,      May 31,
                                                 2004         2003
                                            ------------  ------------

Net income                                      $10,674      $1,519
Non-cash expenses                                 4,934       2,819
Net change in working capital items              14,496       1,180
                                            ------------ -----------

Net cash provided by operating activities        30,104       5,518

Cash flows from investing activities:
          Purchases of property and
           equipment                             (5,368)     (1,493)
          Net change in market value of debt
           securities                           (12,385)      1,422
                                            ------------ -----------

Net cash used in investing activities           (17,753)        (71)

Net cash provided by financing activities        10,743       2,219
                                            ------------ -----------

Net increase in cash and investments             23,094       7,666
Cash and investments at beginning of period     941,384     292,340
                                            ------------ -----------

Cash and investments at end of period          $964,478    $300,006
                                            ============ ===========


Note: The cash flow summary presented above does not seperately identify the impact on cash and cash equivalents of changes in foreign currency exchange rates.


    CONTACT: Red Hat, Inc.
             Leigh Day, 919-754-4369
             lday@redhat.com
             Investor Contact: Gabriel Szulik, 919-754-4439 gszulik@redhat.com